Strategic Partners Mutual Funds, Inc.
For the period ended 04/30/06
File number 811-08085


SUB-ITEM 77D
Policies With Respect to Security Investment

STRATEGIC PARTNERS MUTUAL FUNDS, INC.
 Strategic Partners Concentrated Growth Fund
Strategic Partners Mid-Cap Growth Fund
Supplement dated December 13, 2005
to
Prospectus dated August 5, 2005

Effective January 1, 2006, Herb Ehlers no longer serves as a portfolio manager of the Strategic Partners Concentrated Growth
Fund and the Strategic Partners Mid-Cap Growth Fund (the
"Funds"). All references in the Funds' prospectus and statement of additional information to Herb Ehlers are deleted.